                                                                     EXHIBIT 4.4

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to Credit Agreement (the "Amendment") is made on this 3rd day of December, 1999 by and among Florsheim Group Inc. The Florsheim Shoe Store Company - Northeast, The Florsheim Shoe Store Company - West, Florsheim Occupational Footwear, Inc., and L.J. O'Neill Shoe Co. (collectively, the "Borrowers"), each of the financial institutions from time to time a party thereto (individually, a "Lender " and collectively the "Lenders") and BT Commercial Corporation, (individually ("BTCC") and is its capacity as agent (the "Agent").

                                   WITNESSETH:

         WHEREAS, the Agent the Lender and the Borrowers are parties to that certain Credit Agreement dated as of August 23, 1999 (the `Credit Agreement"); and

         WHEREAS, the parties desire to amend the Credit Agreement, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and the other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

         SECTION 2  AMENDMENTS TO CREDIT AGREEMENT.

         2.1 Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (b) of the defined term "Borrowing Base", and inserting the following is its stead:

         "(b) the lesser of (i) $50,000,000,and (ii) (1) during the period from December 3, 1999 through and including December 31, 1999, and subject to Section 4.6(e) hereof, seventy percent (70%), (2) during the period from January 1, 2000 through and including January 31, 2000, and subject to Section 4.6(e) hereof, sixty-seven and one-half percent (67.5%), (3) during the months of May, June, July, August, September, and October during the term hereof, seventy percent (70%), and (4) at all other times during the term hereof, sixty-five percent (65%), of Eligible Inventory, plus"

         2.2 Section 1.1 of the Credit Agreement is hereby further amended by inserting the following additional text immediately following subsection (ii) of the defined term "Fixed Asset and Intellectual Property Sublimit", and renumbering existing subsection (iii) to subsection (iv):

"(iii) $900,000 on the last day of each calendar quarter during the term hereof, commencing with the calendar quarter ending June 30, 2000;"


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         2.3 Section 1.1 of the Credit Agreement is hereby further amended by
(i) deleting the phrase "two and three-quarters percent (2.75%)" in the defined term "LIBOR Rate Margin", and inserting "three percent (3%)" in its stead, and,
(ii) deleting the pricing grid contained therein and inserting the following in its stead:

--------------------------------------------------------------------------------
        Range of Ratio                               LIBOR Rate Margin
--------------------------------------------------------------------------------
2.0 to 1 or greater, but                                    2.75%
less than 2.5
--------------------------------------------------------------------------------
2.5 to 1 or greater, but                                    2.50%
less than 3.0 to 1
--------------------------------------------------------------------------------
3.0 to 1 or greater, but                                    2.25%
less than 3.5 to 1
--------------------------------------------------------------------------------
3.5 to 1 or greater                                          2.00%
--------------------------------------------------------------------------------

         2.4 Section 2.2(b)(ii)(B) of the Credit Agreement is hereby amended by deleting the phase "ten percent (10%) of the Borrowing Base", and inserting "3,000,000" in its stead.

         2.5 Section 4.6 of the Credit Agreement is hereby amended by the addition of the following new subsection (e):

         "(e) If Florsheim shall incur any Indebtedness from Florsheim Australia
              Limited, Florsheim shall prepay the outstanding balance of the Revolving Loans at the time of the receipt of the proceeds of such Indebtedness in an amount equal to the lesser of (i) the Revolving Loans then outstanding, or (ii) the amount of the proceeds received with respect to such Indebtedness. Any prepayments required to be made under this subsection (e) shall not constitute a permanent reduction of the Line of Credit, provided, however, if any such prepayments are received during the period from December 3, 1999 through and including January 31, 2000, the advance rate then in effect with respect to Eligible Inventory shall immediately be reduced to sixty five percent (65%)".

         SECTION 3. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

         3.1 Agent shall have received copies of this Amendment duly executed by the Borrowers, and the Lender.

         3.2 Agent shall have received such other documents, certificates and assurances as it shall reasonably request.

         SECTION 4. REAFFIRMATION OF BORROWERS. The Borrowers hereby represent and warrant to Agent and Lender that (i) the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such representations or warranties relate to a specific date, or (b) of changes thereto as a result of transactions for which Agent and Lender have granted their consent; (ii) the Borrowers are on the date hereof in compliance with all of the terms and provisions set forth in


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the Credit Agreement as hereby amended; and (iii) upon execution hereof no
Default or Even of Default has occurred and is continuing or has not previously been waived.

         SECTION 5. FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Credit Documents shall remain in full force and effect.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WINTESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date first set forth above.


                                        BORROWER:


                                        FLORSHEIM GROUP INC.


                                        By: Richard J. Anglin
                                            -----------------------------------
                                            Name:  Richard J. Anglin
                                                   ----------------------------
                                            Title:   EVP - CFO
                                                     --------------------------


                                        THE FLORSHEIM SHOE STORE COMPANY -
                                        NORTHEAST

                                        By: Richard J. Anglin
                                            -----------------------------------
                                            Name:  Richard J. Anglin
                                                   ----------------------------
                                            Title:   EVP - CFO
                                                     --------------------------


                                        FLORSHEIM OCCUPATIONAL FOOTWEAR, INC.

                                        By: Richard J. Anglin
                                            -----------------------------------
                                            Name:  Richard J. Anglin
                                                   ----------------------------
                                            Title:   EVP - CFO
                                                     --------------------------


                                        L.J. O'NEILL SHOE CO.


                                        By: Richard J. Anglin
                                            -----------------------------------
                                            Name:  Richard J. Anglin
                                                   ----------------------------
                                            Title:   EVP - CFO
                                                     --------------------------


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                                     AGENT:

                                     BT COMMERCIAL CORPORATION, as Agent


                                     By:  Steve Friedlander
                                         -----------------------------------
                                        Name:  Steve Friedlander
                                              ------------------------------
                                        Title: Vice President
                                              ------------------------------



                                     LENDERS:


                                     BT COMMERCIAL CORPORATION


                                     By:  Steve Friedlander
                                         -----------------------------------
                                        Name:  Steve Friedlander
                                              ------------------------------
                                        Title: Vice President
                                              ------------------------------


                                     LASALLE BANK NATIONAL ASSOCIATION

                                     By:  Steven M. Marks
                                         -----------------------------------
                                        Name:  Steven M. Marks
                                              ------------------------------
                                        Title: First VP
                                              ------------------------------

                                     DIME COMMERCIAL CORP.


                                     By:  Thomas M. Watson
                                         -----------------------------------
                                        Name:  Thomas M. Watson
                                              ------------------------------
                                        Title: Vice President
                                              ------------------------------